Exhibit 99.1

Ouster Delivers on 2021 Guidance with $34 Million in Revenue and 27% Gross Margins;

Q4 Revenue Up 53%; Aims to Double Revenue for 2022

$11.9 million in revenue in Q4, up 53% sequentially, with industry-leading 30% gross margins

Record shipments of over 2,400 sensors in Q4, nearly tripling year-over-year

Delivers on Full Year 2021 guidance with $34 million of revenue and 27% gross margins

SAN FRANCISCO, CA – February 15, 2022 – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-resolution digital lidar sensors for the automotive, industrial, smart infrastructure, and robotics industries, today announced financial results for the three and twelve months ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

•	$11.9 million in revenue, up 86% year over year.

•	30% gross margins, compared to 31% in fourth quarter 2020, and 24% in third quarter 2021.

•	Shipped over 2,400 sensors in the fourth quarter, up 198% year over year.

•	Increased the number of Strategic Customer Agreements to 68, up from 62 in the prior quarter, collectively representing approximately $500 million in contracted revenue opportunity through 2025.[1]

•	Net loss decreased to $28 million, compared to $57 million in fourth quarter 2020.

•	Adjusted EBITDA[2] loss increased to $24 million, compared to $9 million in fourth quarter 2020.

Investments in scaling the commercial organization as well as advancements in hardware and firmware were key drivers of revenue growth in the fourth quarter. The Company signed 68 Strategic Customer Agreements (SCAs) through the end of the fourth quarter, up from 10 SCAs as of the end of 2020. Ouster successfully launched its new OS sensors equipped with the L2X chip, which unlocks new customer opportunities across all verticals. The Company achieved positive gross margins of 30% in the fourth quarter, due primarily to increased sales volume, in spite of continued purchase price variance related to the ongoing headwinds stemming from industry supply chain challenges.

Full Year 2021 Financial Highlights

•	Achieved full year 2021 guidance with $34 million in revenue and 27% gross margins.

•	Shipped over 6,475 sensors in 2021, totaling over 10,000 sensors shipped to date.

•	Net loss decreased to $94 million, compared to $107 million in 2020.

•	Adjusted EBITDA[3] loss of $67 million, compared to $36 million in 2020.

[1]

“Strategic Customer Agreements” or “SCAs” establish a multi-year purchase and supply framework for Ouster and the customer, and include details about customer programs and applications where the customer intends to use Ouster products. SCAs also include multi-year non-binding customer forecasts (typically of three to five years in length) giving Ouster visibility to the customer’s long-term purchasing requirements, mutually agreed upon pricing over the duration of the agreement, and in certain cases include multi-year binding purchase commitments. “Contracted revenue opportunity” represents the sum of both binding purchase commitments and non-binding forecasts. No assurances can be given that non-binding forecasts will mature into binding purchase commitments, or that any contracted revenue opportunity will result in revenue. No additional revenue opportunity beyond the customer’s actual forecast has been imputed.

[2]

Adjusted EBITDA loss is a non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and a reconciliation to Net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP.

[3]

Adjusted EBITDA loss is a non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and a reconciliation to Net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP.

“This year was a turning point for Ouster as we scaled up our commercial engine, proved our high-volume manufacturing capabilities, accelerated our automotive roadmap, and won key customers across each of our target vertical markets. We expect 2022 to be even stronger, with important product and customer milestones that we are excited to share throughout the year,” said Ouster CEO Angus Pacala. “Ouster’s diversified, digital lidar strategy has taken stride. We have a clear plan to grow our business, further differentiate our product offerings, capture market share and extend our market leadership.”

Business Updates

Accelerated Automotive Momentum: Ouster established Ouster Automotive to advance negotiations with global automotive OEMs for series production programs with anticipated 2025 to 2026 start of production. The Company also delivered on key milestones as part of its strategic OEM development deal, shipping prototypes in the fourth quarter of 2021.

Continued Customer Traction: In 2021, Ouster sold sensors to over 600 customers4 and 40 distributors, and signed 58 additional multi-year SCAs. In 2021, the automotive vertical accounted for 34% of sensors shipped. The industrial vertical accounted for 25% of sensors shipped. Robotics and Smart Infrastructure verticals accounted for 26% and 15% of sensors shipped, respectively.

Delivered on Product Roadmap: Ouster reached a substantial milestone with the introduction of its L2X chip, which doubled both the processing power and data output of its OS sensors, opening up additional market opportunities and revenue in the fourth quarter and beyond. The Company also introduced the Ouster Automotive DF series, its true solid-state lidar sensors for high-volume automotive programs for anticipated start of production in 2025.

2022 Outlook

For the full year 2022, Ouster aims to double revenue, targeting a range of $65 million to $85 million. The Company also expects to maintain positive gross margins, targeting a range of 25% to 30%.

Ouster expects key catalysts for growth to drive product volume and increase revenue in 2022 and subsequent years. This includes at least one OEM production program award expected this year, the upcoming launch of its L3 chip, critical safety certifications to displace legacy sensors across its verticals, and a more robust software ecosystem, all of which is expected to accelerate lidar adoption, expand market opportunities and provide customized solutions for its customers.

“Ouster had a breakout year in 2021, reinforcing our view that we chose the right technology with CMOS digital lidar, and the right strategy with our multi-market approach,” said Ouster CFO Anna Brunelle. “As a result of our meaningful customer growth, and 68 established SCAs through 2021, we are building greater predictability in our business, and aim to double revenue in 2022.”

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5 p.m. EST today, February 15, to discuss its financial results and business outlook. To access the call, please register by visiting the website https://conferencingportals.com/event/XOJjOxLp.

[4]	“Customer” is defined as having purchased a sensor within the past twelve months ended December 31, 2021.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com/. A telephonic replay of the conference call will be available through March 1, 2022. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

About Ouster

Ouster (NYSE: OUST) is building a safer and more sustainable future through its high-resolution digital lidar sensors for the automotive, industrial, smart infrastructure, and robotics industries. Ouster’s sensors offer an excellent combination of price and performance with the flexibility to span hundreds of use-cases and enable revolutionary autonomy across industries. With a global team and high-volume manufacturing, Ouster supports approximately 600 customers in over 50 countries. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Ouster’s technological advancements, competitive edge, strategic partnerships and outlook, its ability to meet its revenue goals and guidance, supply requirements, the scalability of its production, its strategy, and market positioning as it relates to its brand and competitors. Forward-looking statements give Ouster’s current expectations and projections relating to its financial condition, competitive position, future results of operations, plans, objectives, future orders whether binding or non-binding, and business. You may identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim”, “anticipate”, “estimate”, “expect”, “project”, “plan”, “forecast”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including but not limited to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the adoption of its products and the growth of the lidar market generally; its ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which it operates; selection of its products for inclusion in target markets; its future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; its dependence on key third party suppliers, in particular Benchmark Electronics, Inc., and manufacturers; ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; its ability to manage growth; the creditworthiness of customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; its ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; its ability to recruit and retain key personnel; its use of professional employer organizations; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; risks related to the COVID-19 pandemic; and other important factors discussed in the Company’s final prospectus dated August 19, 2021, and in other reports the Company files with or furnishes to the Securities and Exchange Commission. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as required by law, even if subsequent events cause its views to change.

The financials herein are unaudited and subject to the finalization of year-end audit procedures. In addition see information below concerning non-GAAP financial measures:

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measure of Adjusted EBITDA is useful in evaluating its operating performance. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, depreciation and amortization and non-recurring acquisition related expenses. Ouster believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

Sarah Ewing

investors@ouster.io

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$182,644	$11,362
Restricted cash, current	977	276
Accounts receivable, net	10,723	2,327
Inventory	7,448	4,817
Prepaid expenses and other current assets	5,566	2,441

Total current assets	207,358	21,223

Property and equipment, net	10,054	9,731
Operating lease, right-of-use assets	15,156	11,071
Goodwill	51,076	—
Intangible assets, net	22,652	—
Restricted cash, non-current	1,035	1,004
Other non-current assets	371	3,385

Total assets	$307,702	$46,414

Liabilities, redeemable convertible preferred stock and stockholder’s deficit
Current liabilities:
Accounts payable	$4,863	$6,894
Accrued and other current liabilities	14,173	4,121
Short-term debt	—	7,130
Operating lease liability, current portion	3,067	2,772

Total current liabilities	22,103	20,917

Operating lease liability, long term portion	16,208	11,908
Warrant liabilities	7,626	49,293
Other non-current liabilities	1,065	978

Total liabilities	47,002	83,096

Commitments and contingencies

Redeemable convertible preferred stock	—	39,225

Stockholders’ equity (deficit):
Common stock	17	—
Additional paid-in capital	564,045	133,468
Accumulated deficit	(303,356)	(209,375)
Accumulated other comprehensive loss	(6)	—

Total stockholder’s equity (deficit)	260,700	(75,907)

Total liabilties, redeemable convertible preferred stock, and stockholder’s deficit	$307,702	$46,414

OUSTER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended Dec 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Product revenue	$11,852	$6,362	$33,578	$16,886
Service revenue	—	14	—	2,018

Total revenue	11,852	6,376	33,578	18,904

Cost of revenue
Cost of product	8,280	4,403	24,492	17,365
Cost of services	—	—	—	26

Total cost of revenue	8,280	4,403	24,492	17,391

Gross profit	3,572	1,973	9,086	1,513

Operating expenses:
Research and development	15,003	4,289	34,579	23,317
Sales and marketing	7,481	2,693	22,258	8,998
General and administrative	15,782	9,104	51,959	20,960

Total operating expenses	38,266	16,086	108,796	53,275

Loss from operations	(34,694)	(14,113)	(99,710)	(51,762)

Other (expense) income:
Interest income	166	—	471	24
Interest expense	—	(321)	(504)	(2,517)
Other income (expense), net	3,390	(42,351)	2,968	(52,150)

Total other expense, net	3,556	(42,672)	2,935	(54,643)

Loss before income taxes	(31,138)	(56,785)	(96,775)	(106,405)
Provision for (benefit from) income taxes	(2,794)	375	(2,794)	375

Net loss	(28,344)	(57,160)	(93,981)	(106,780)

Other comprehensive loss
Foreign currency translation adjustments	(6)	—	(6)	—
Total comprehensive loss	(28,350)	(57,160)	(93,987)	(106,780)
Net loss per common share, basic	$(0.17)	$(2.37)	$(0.70)	$(5.98)
Weighted-average common shares outstanding, basic	165,853,915	24,130,953	133,917,571	17,858,976

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For The Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(93,981)	$(106,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,477	3,718
Stock-based compensation	25,363	12,057
Deferred income taxes	(2,477)	—
Change in right-of-use asset	2,180	1,887
Interest expense on notes and convertible debt	36	1,030
Amortization of debt issuance costs and debt discount	250	258
Change in fair value of warrant liabilities	(2,947)	48,440
Change in fair value of derivative liability	—	5,308
Gain on extinguishment of tranche right liability	—	(1,610)
Provision for doubtful accounts	379	67
Inventory write down	808	797
Changes in operating assets and liabilities:
Accounts receivable	(8,007)	(1,457)
Inventory	(3,440)	(3,146)
Prepaid expenses and other assets	854	(1,442)
Accounts payable	(2,442)	144
Accrued and other liabilities	9,060	(417)
Operating lease liability	(1,670)	(971)

Net cash used in operating activities	(70,557)	(42,117)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,283)	(3,509)
Acquisition, net of cash acquired	(10,946)	—

Net cash used in investing activities	(15,229)	(3,509)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the merger and private offering	291,442	—
Payment of offering costs	(27,124)	—
Repayment of debt	(7,000)	(3,000)
Proceeds from issuance of promissory notes to related parties	5,000	—
Repayment of promissory notes to related parties	(5,000)	—
Repurchase of common stock	(45)	—
Proceeds from exercise of stock options	526	1,337
Proceeds from exercise of warrants	1	—
Proceeds from issuance of redeemable convertible preferred stock, net off issuance cost of $265	—	41,526

Net cash provided by financing activities	257,800	39,863

Net increase (decrease) in cash, cash equivalents and restricted cash	172,014	(5,763)
Cash, cash equivalents and restricted cash at beginning of period	12,642	18,405

Cash, cash equivalents and restricted cash at end of period	$184,656	$12,642

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(28,344)	$(57,160)	$(93,981)	$(106,780)
Interest expense (income), net	(166)	321	33	2,493
Other expense (income), net	(3,390)	42,351	(2,968)	52,150
Stock-based compensation	6,805	4,166	25,363	12,057
Income taxes	(2,794)	375	(2,794)	375

Non-GAAP operating loss	(27,889)	(9,947)	(74,347)	(39,705)
Depreciation and amortization expense	2,049	1,013	5,477	3,718
Non-recurring acquisition expense	1,535	—	1,535	—

Adjusted EBITDA	$(24,306)	$(8,934)	$(67,336)	$(35,987)

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